UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2009

Matech Corp. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	33-23617 (Commission File Number)	95-4622822 (IRS Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California (Address of principal executive offices)	90049 (Zip Code)

(310) 208-5589 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Section 7 – Regulation FD
Item 7.01       Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is the Matech Corp. (the “Company”) Business Development Update distributed by the Company to approximately 15 individuals and entities on January 21, 2009.  Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits
Item 9.01       Financial Statements and Exhibits

(c)        The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Business Development Update, dated January 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 22, 2009	MATECH CORP., a Delaware corporation

	By:	/s/ Robert M. Bernstein
By: Robert M. Bernstein
Its: Chief Executive Officer